FOURTH AMENDMENT TO
                          SECOND AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT


      THIS FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (this "Agreement") is made effective as of the 14th day of June, 2001, by and among ALEXANDER & BALDWIN, INC., a Hawaii corporation (the "Borrower"), FIRST HAWAIIAN BANK, BANK OF AMERICA, N.A., BANK OF HAWAII, THE BANK OF NEW YORK, WELLS FARGO BANK, NATIONAL ASSOCIATION, and AMERICAN SAVINGS BANK, F.S.B. (herein called, individually, a "Bank" and, collectively, the "Banks"), FIRST HAWAIIAN BANK, a Hawaii corporation, as agent for the Banks (the "Agent"), and BANK OF AMERICA, N.A., as co-agent for the Banks (the "Co-Agent").

I.    BACKGROUND.
      ----------

      A. The Banks (other than The Bank of New York, Wells Fargo Bank, National Association and American Savings Bank, F.S.B.), Credit Lyonnais Los Angeles Branch and Union Bank of California (the "Original Banks") extended a revolving credit facility with a term loan feature (the "Credit Facility") to the Borrower and A&B Hawaii, Inc., a Hawaii corporation (the "Original Borrowers") pursuant to the terms and conditions of that certain Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of December 31, 1996 (the "Credit Agreement").

      B. All capitalized terms used herein shall have the meanings set forth in the Credit Agreement except as otherwise expressly provided herein.

      C. The Original Banks, The Bank of New York, and the Original Borrowers entered into the First Amendment to the Credit Agreement dated as of December 10, 1997 (the "First Amendment"), pursuant to which The Bank of New York became a Bank under the Credit Agreement and pursuant to which Credit Lyonnais Los Angeles Branch ceased to have any Commitment under the Credit Agreement.

      D. The Banks (other than Wells Fargo Bank, National Association and American Savings Bank, F.S.B.), Union Bank of California, and the Original Borrowers entered into the Second Amendment to the Credit Agreement dated as of November 30 , 1998 (the "Second Amendment"), pursuant to which Union Bank of California ceased to have any Commitment under the Credit Agreement.

      E. The Banks (other than Wells Fargo Bank, National Association and American Savings Bank, F.S.B.) and the Original Borrowers entered into a Third Amendment to the Credit Agreement dated as of November 30, 1999 (the "Third Amendment"), pursuant to which, among other matters, the Termination Date was extended to November 30, 2001, and A&B-Hawaii, Inc. was deleted as a "Borrower" under the Credit Facility.

      F. The Borrower has requested the Banks to amend the Credit Agreement to increase the Total Commitment from $140,000,000.00 to $185,000,000.00, and to include Wells Fargo Bank, National Association and American Savings Bank, F.S.B. as Banks under the Credit Agreement.

      G. The Banks are willing to so amend the Credit Agreement in accordance with the terms and conditions of this Agreement.

II.   AGREEMENTS.
      ----------

     In consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      A.    Schedule I.  Schedule I to the Credit Agreement is hereby deleted
            ----------
and replaced with Schedule I attached hereto. From and after the date hereof, Wells Fargo Bank, National Association and American Savings Bank, F.S.B. each shall be a "Bank" under the Credit Agreement.

      B.    Issuance of Revolving Credit Notes; and Issuance of Rider.  On the
		      ---------------------------------------------------------
date hereof, and as a condition to the effectiveness of this Agreement, (i) Borrower shall issue a Revolving Credit Note, dated the date hereof, in the form of Exhibit A hereto, in the amount of Forty Million Dollars ($40,000,000.00) to Wells Fargo Bank, National Association; (ii) Borrower shall issue a Revolving Credit Note, dated the date hereof, in the form of Exhibit B hereto, in the amount of Ten Million Dollars ($10,000,000.00) to American Savings Bank, F.S.B.; and (iii) Borrower shall issue a First Rider to Revolving Credit Note, dated the date hereof, in the form of Exhibit C hereto, to Bank of America, N.A.

      C.    REALLOCATION OF EXISTING LOANS.
		      ------------------------------

            1. If on the date hereof there shall be any outstanding Term Loans or Prime Loans, on the date hereof with respect to each such Loan, as conditions to the effectiveness of this Agreement:

            (a) Not later than 8:00 a.m., Hawaii Standard Time, the Agent shall advise each Bank of such Bank's Proportional Share of such outstanding Loans determined in accordance with the Commitments set forth on Schedule I attached hereto (the "Revised Proportional Share") and the amount by which such Bank's Revised Proportional Share exceeds or is less than such Bank's Proportional Share determined in accordance with the Commitments set forth on
Schedule I to the Second Amendment (the "Former Proportional Share").


            (b) To the extent that any Bank's Revised Proportional Share exceeds such Bank's Former Proportional Share, such Bank shall, not later than 10:00 a.m., Hawaii Standard Time, provide to the Agent at its office specified in Section 12.4 of the Credit Agreement, immediately available funds in Dollars in such amount together with any accrued but unpaid interest on such amount determined in accordance the Credit Agreement.

            (c) To the extent that any Bank's Former Proportional Share exceeds such Bank's Revised Proportional Share, the Agent shall, not later than 12:00 noon, Hawaii Standard Time, provide to such Bank immediately available funds in Dollars in such amount together with any accrued but unpaid interest on such amount determined in accordance the Credit Agreement.

            2. If on the date hereof there shall be any outstanding CD Loans or Eurodollar Loans, each such outstanding CD Loan and Eurodollar Loan shall remain in effect until the expiration date(s) of the current related Eurodollar Interest Period(s) or CD Interest Period(s), as applicable. If the Borrower has elected, pursuant to Section 1.7 B. of the Credit Agreement, to extend such Loan(s), such outstanding Loan(s) shall be reallocated and repaid in the manner specified in Subsections (a) through (c) below. Any such Loan(s) converted to a Prime Loan pursuant to said Section 1.7 B. shall be reallocated and repaid in the manner specified in Subsections (a) through (c) of Section II. C. 1., above, on the last day of the relevant CD Interest Period or Eurodollar Interest Period.

            (a) Not later than 8:00 a.m., Hawaii Standard Time, on the second Business Domestic Day or Eurodollar Business Day, as applicable, prior to the last day of the relevant CD Interest Period or Eurodollar Interest Period, the Agent shall advise each Bank of such Bank's Revised Proportional Share of such outstanding Loan and the amount by which such Bank's Revised Proportional Share exceeds or is less than such Bank's Former Proportional Share.

            (b) To the extent that any Bank's Revised Proportional Share exceeds such Bank's Former Proportional Share, such Bank shall, not later than 10:00 a.m., Hawaii Standard Time, on the last day of such CD Interest Period or Eurodollar Interest Period, provide to the Agent at its office specified in
Section 12.4 of the Credit Agreement, immediately available funds in Dollars in such amount together with any accrued but unpaid interest on such amount determined in accordance the Credit Agreement.

            (c) To the extent that any Bank's Former Proportional Share exceeds such Bank's Revised Proportional Share, the Agent shall, not later than 12:00 noon, Hawaii Standard Time, on the last day of such CD Interest Period or Eurodollar Interest Period, provide to such Bank immediately available funds in Dollars in such amount together with any accrued but unpaid interest on such amount determined in accordance the Credit Agreement.

      D.    MISCELLANEOUS.
		      -------------

            1.    Confirmation of Warranties and Covenants; No Event of
                  -----------------------------------------------------
Default.  All of the continuing warranties of the Borrower contained in the
-------
Credit Agreement, are hereby confirmed and reaffirmed by the Borrower as being true, valid and correct as of the date of this Agreement. The Borrower represents and warrants that no Event of Default exists as of the date of this Agreement.

            2.    No Defenses.  The Borrower acknowledges that it does not have
                  -----------
any offsets, counterclaims, deductions, or defenses to payment or performance of its duties and obligations under the Credit Agreement.

            3.    Full Force and Effect.  The provisions of the Credit
                  ---------------------
Agreement and of the Notes, as previously amended by the First Amendment, the Second Amendment and the Third Amendment, are hereby amended to conform with this Agreement, and in the event of any conflict between the provisions of this Agreement and the provisions of the Credit Agreement, the Notes, the First Amendment, the Second Amendment or the Third Amendment, the provisions of this Agreement shall control; but in all other respects, the provisions of the Credit Agreement and the Notes, as previously amended by the First Amendment, the Second Amendment and the Third Amendment, shall continue in full force and effect.

            4.    Rights of the Banks.  This Agreement is made on the express
                  -------------------
condition that nothing contained herein shall in any way be construed as affecting, impairing, or waiving any rights of the Banks under the Credit Agreement.



            5.    Bind and Inure.  This Agreement shall be binding upon and
                  --------------
inure to the benefit of the Banks, the Borrower and their respective successors and assigns.

            6.    Applicable Law; Severability.  This Agreement shall be
                  ----------------------------
governed by and interpreted in accordance with the laws of the State of California. If any provision of this Agreement is held to be invalid or unenforceable, the validity or enforceability of the other provisions shall remain unaffected.

            7.    Paragraph Headings.  The headings of paragraphs in this
                  ------------------
Agreement are inserted only for convenience and shall in no way define, describe, or limit the scope or intent of any provision of this Agreement.

            8.    Counterparts and Facsimile Signatures.  The parties to this
                  -------------------------------------
Agreement agree that this Agreement may be executed in counterparts, each of which shall be deemed an original, and said counterparts shall together constitute one and the same agreement, binding all of the parties hereto, notwithstanding all of the parties are not signatory to the original or the same counterparts. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. For all purposes, including, without limitation, recordation and delivery of this Agreement, duplicate unexecuted and unacknowledged pages of the counterparts may be discarded and the remaining pages assembled as one document. The submission of a signature page transmitted by facsimile telecopy (or similar electronic transmission facility) shall be fully binding and in full effect for all purposes under this Agreement. In such event, original signature pages shall be delivered within a reasonable time and substituted for the facsimile signature pages in the counterpart copies upon receipt.


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.




ALEXANDER & BALDWIN, INC.                FIRST HAWAIIAN BANK

By /s/ Thomas A. Wellman                 By /s/ Lance A. Mizumoto
   --------------------------------         --------------------------------
   Its  Controller & Asst. Treas.           Its Vice President


   By /s/ John B. Kelley                           As a "Bank" and as "Agent"
   --------------------------------
   Its  Vice President

                                         BANK OF AMERICA, N.A.
                            "Borrower"
                                         By /s/ Nancy Nuerenberg
                                            --------------------------------
                                            Its Senior Vice President

                                                  As a "Bank" and as "Co-Agent"


                                         BANK OF HAWAII

                                         By /s/ Dana-Ann Takushi
                                            --------------------------------
                                            Its Vice President

                                                                    As a "Bank"


                                         THE BANK OF NEW YORK

                                         By /s/ Jennifer Ellerman
                                            --------------------------------
                                            Its Vice President

                                                                    As a "Bank"






                                         WELLS FARGO BANK, NATIONAL
                                         ASSOCIATION
                                         420 Montgomery MAC A0101-096
                                         San Francisco, California  94104
                                         Attention:  Mr. Stephen J. DeMarti
                                         Telephone:  (415) 396-4832
                                         Facsimile:   (415) 421-1352


                                         By /s/ Stephen J. DeMarti
                                            --------------------------------
                                            Its Vice President


                                                                    As a "Bank"



                                         AMERICAN SAVINGS BANK, F.S.B.
                                         915 Fort Street Mall, 4th Floor
                                         Honolulu, Hawaii 96813
                                         Attention: Mr. Carl A. Morita
                                         Telephone: (808) 539-7631
                                         Facsimile:  (808) 536-1169


                                         By /s/ Carl Morita
                                            --------------------------------
                                            Its Vice President

                                                                    As a "Bank"

                                   SCHEDULE I


Bank                                                                Commitment
----                                                                ----------

First Hawaiian Bank                                                $ 45,000,000
Bank of America, N.A.                                                40,000,000
Wells Fargo Bank, National Association                               40,000,000
Bank of Hawaii                                                       30,000,000
The Bank of New York                                                 20,000,000
American Savings Bank, F.S.B.                                        10,000,000
                                                                   ------------
     TOTAL:                                                        $185,000,000